EXHIBIT 10.23

                             STOCKHOLDERS AGREEMENT

      This Stockholders Agreement (this "Agreement"), dated as of September 26, 2000, is made by and among Health Dream Team, S.C., a company organized under the laws of Spain ("HDT"), United Surgical Partners International, Inc., a Delaware corporation ("USPI"), and United Surgical Partners Europe, S.L., a company organized under the laws of Spain ("USPE"). HDT, USPI and USPE are sometimes collectively referred to as the "Parties" and individually referred to as a "Party."

                             PRELIMINARY STATEMENTS

      A. As of the date hereof, USPI has invested $29,752,664 in the common capital shares (the "USPE Shares") of USPE.

      B. HDT desires to purchase 1,000,000 shares of Class B Common Stock of USPI, par value $.01 per share ("USPI-B Stock"), subject to the terms and conditions of this Agreement.

      C. The Parties desire to set forth the terms upon which USPI may purchase additional USPE Shares, the terms upon which HDT may acquire additional shares of USPI-B Stock, and certain other rights and agreements among the Parties.

      D. Capitalized terms and mathematical formulas used in this Agreement are defined or indexed in APPENDIX A and APPENDIX B, respectively, and are incorporated herein by this reference for all purposes.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                PURCHASE OF STOCK

      1.1. PURCHASE OF SHARES. At the Closing (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement, HDT shall purchase 1,000,000 shares (the "Shares") of the USPI-B Stock. The purchase price (the "Purchase Price") for the Shares shall be $817,931, with $6,838 to be paid by HDT to USPI by wire transfer of federal funds to an account of USPI's designation, and the remaining amount to be paid by HDT's execution and delivery to USPI of a promissory note in the amount of $811,093, pursuant to SECTION 3.2(A) hereof. At the Closing and upon the terms and subject to the conditions of this Agreement, USPI shall issue and deliver to HDT a certificate representing 1,000,000 shares of the USPI-B Stock.

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      1.2. CLOSING. Subject to the conditions contained in this Agreement, the consummation of the transactions contemplated by SECTION 1.1 (the "Closing") shall take place at the offices of USPI, 17103 Preston Road, Suite 200, Dallas, Texas 75248, at 10:00 a.m. Dallas time on September 26, 2000, or at such later date and/or such other location as the parties hereto may mutually designate in writing.

      1.3. REPRESENTATIONS AND WARRANTIES OF HDT. HDT hereby represents and warrants to USPI as follows:

         (a) ENFORCEABILITY. HDT is a company organized under the laws of Spain. HDT has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by HDT and constitutes a valid and binding obligation of HDT, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors' rights generally. No consents, including but not limited to governmental consents, are required for HDT to enter into this Agreement and to perform its obligations hereunder.

         (b) CONFLICTS. The execution, delivery and performance of this Agreement by HDT will not conflict with, result in any breach of or constitute a default under any agreement, instrument, order, judgment, decree, law or governmental regulation to which HDT is subject.

         (c) INVESTMENT REPRESENTATIONS.

             (i) HDT acknowledges and understands that the USPI-B Stock has not been registered under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). HDT will purchase and hold the USPI-B Stock for investment purposes only and not with a view to the sale or distribution of any part thereof in violation of the Securities Act.

             (ii) HDT acknowledges that the USPI-B Stock and each certificate issued in transfer thereof will bear a legend required under the Securities Act and any applicable state securities law.

             (iii) HDT understands that an investment in the USPI-B Stock is an illiquid investment, which means that (A) HDT must bear the economic risk of investment in the USPI-B Stock for an indefinite period of time, since the USPI-B Stock has not been registered under the Securities Act nor any state securities laws and cannot be sold unless the USPI-B Stock is either subsequently registered under the Securities Act and applicable state laws (which is neither contemplated by nor required of USPI) or an exemption from such registration is available, and (B) there is no established market for the USPI-B Stock and that it is not anticipated that any public market for the USPI-B Stock will develop in the near future.

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             (iv) HDT understands that the USPI-B Stock will automatically be converted into other securities (as hereinafter defined, the "Conversion Securities") under certain circumstances. HDT acknowledges (A) that it has no control over such conversion and (B) that the Conversion Securities will constitute an illiquid investment, which means that (1) HDT must bear the economic risk of investment in the Conversion Securities for an indefinite period of time, since the Conversion Securities have not been registered under the Securities Act nor any state securities laws and cannot be sold unless the Conversion Securities are either subsequently registered under the Securities Act and applicable state laws (which is neither contemplated by nor required of the issuers of such securities) or an exemption from such registration is available, and (2) there is no established market for the Conversion Securities and that it is not anticipated that any public market for the Conversion Securities will develop in the near future.

      1.4. REPRESENTATIONS AND WARRANTIES OF USPI. USPI hereby represents and warrants to HDT as follows:

         (a) ENFORCEABILITY. USPI is a corporation organized under the laws of the State of Delaware. USPI has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by USPI and constitutes a valid and binding obligation of USPI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         (b) CONFLICTS. The execution, delivery and performance of this Agreement by USPI will not conflict with, result in any breach of or constitute a default under any agreement, instrument, order, judgment, decree, law or governmental regulation to which USPI is subject.

         (c) AUTHORIZED CAPITALIZATION. The authorized capital stock of USPI consists of 31,200 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of which 31,200 shares were issued and outstanding as of August 31, 2000; 2,716 shares of Series B Convertible Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding as of August 31, 2000; 20,000 shares of Series C Convertible Preferred Stock, par value $.01 per share, of which 18,750 shares were issued and outstanding as of August 31, 2000; 30,000,000 shares of Class A Common Stock, par value $.01 per share ("USPI A-Stock"), of which 23,519,534 shares were issued and outstanding as of August 31, 2000; 3,000,000 shares of Class B Common Stock, of which no shares were issued and outstanding as of August 31, 2000; and 40,000,000 shares of Common Stock, par value $.01 per share (the "USPI Common Stock"), of which 410,140 shares were issued and outstanding as of August 31, 2000. Other than as set forth in the Certificate (hereinafter defined) or in SCHEDULE 1.4 (c), there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate USPI to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as set forth in SCHEDULE 1.4(C), no holder of securities of USPI has rights to require the registration of securities of USPI.

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         (d) AUTHORIZATION OF USPI-B STOCK. The USPI-B Stock being issued to HDT pursuant to this Agreement is duly authorized, validly issued, fully paid and non-assessable.

      1.5. CONDITIONS OF OBLIGATIONS OF EACH PARTY TO EFFECT THE PURCHASE. The obligations of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions unless waived in writing by each of the Parties hereto.

         (a) CERTIFICATE. The Amended and Restated Certificate of Incorporation of USPI (the "Certificate"), in the form of EXHIBIT A hereto, shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware.

         (b) SHAREHOLDERS AGREEMENT. USPI and HDT shall have terminated that certain Shareholders Agreement, dated June 1, 1998, relating to USPE.

                                   ARTICLE II

                         ADDITIONAL INVESTMENTS IN USPE

      2.1. USPI INVESTMENTS IN USPE. USPI may invest additional sums in USPE at any time and from time to time in one or more transactions. USPI plans to invest a minimum of $100 million (including monies previously invested) in USPE subject to approval, on a case by case basis, by the Board of Directors of USPI, assuming such projects have reasonable returns, which generally shall be deemed to occur if projects are available with acquisition multiples ranging from 4 to 7 times first year EBITDA of the project. USPI may infuse additional equity to purchase certain strategic acquisitions above the mentioned multiples when approved on a case-by-case basis by the Board of Directors of USPI. Investments in USPE will take the form of debt to the extent of USPE's borrowing limits under its Societe Generale Credit Facility dated March 3, 2000. The amount of any investment which exceeds the borrowing limit would be in the form of an equity investment. Equity investments made after the date of this Agreement by USPI in USPE Shares shall constitute "Qualified Investments" to the extent that the aggregate amount of such equity investments made after the date of this Agreement is less than or equal to $70,247,336. USPE agrees to accept all Qualified Investments, and to issue additional USPE Shares to USPI in consideration for such Qualified Investments. The purchase price per additional USPE Share will be equal to the weighted average share price on the most recent $1,000,000 of capital raised through the sale of shares of USPI Common Stock (including USPI A-Stock or USPI B-Stock, but excluding USPI B-Stock issued pursuant to SECTION 1.1) to third parties (provided there has been $1,000,000 of sales of such common stock within the 12-month period preceding the Qualified Investment). If there has not been $1,000,000 of sales within the 12-month period preceding the date of the Qualified Investment, then the most recent $1,000,000 of sales shall be used to determine the purchase price, unless either USPI or HDT objects to using the most recent sales, then USPI and HDT shall jointly select a third party appraiser to determine the fair market value purchase price for the USPE Shares. If USPI has made $70,247,336 in Qualified Investments or if HDT's USPI B-Stock has been converted into USPE Shares, then any further investments made by USPI in USPE shall not constitute Qualified

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Investments, and such further investments may be on such terms and conditions, including purchase price, as USPI and USPE shall determine.

      2.2. NOTICE OF QUALIFIED INVESTMENT. USPI shall give written notice of each Qualified Investment to HDT within five days after the date of consummation of such investment (each, a "Notice of Qualified Investment").

                                   ARTICLE III

                          CO-INVESTMENTS BY HDT IN USPI

      3.1. HDT CO-INVESTMENTS IN USPI. In connection with each Qualified Investment, HDT may, but is not obligated to, invest additional sums in USPI by purchasing additional shares of USPI-B Stock. Any such investments made after the date of this Agreement by HDT in USPI-B Stock in compliance with this Agreement shall constitute "HDT Co-Investments." HDT Co-Investments must be made within 30 days after the date of the corresponding Qualified Investment. The amount of each HDT Co-Investment shall be determined by HDT separately in its discretion in connection with each separate Qualified Investment (subject in each case to a minimum of 0% and a maximum of 8.0% of the Qualified Investment). USPI agrees to accept all HDT Co-Investments, and to issue additional shares of USPI-B Stock to HDT in consideration of such HDT Co-Investments at a purchase price per share of USPI-B Stock equal to the purchase price per share paid for the USPE Shares in the relevant Qualified Investment. USPI shall cooperate with the reasonable due diligence requests of HDT by providing information and making its management personnel available to answer questions. USPI shall provide HDT with quarterly financial statements relating to its results of operations and financial conditions. In connection with each HDT Co-Investment, HDT and USPI agree to execute documentation containing representations, warranties and other terms and conditions customary in this type of transaction (including representations by HDT with respect to the matters addressed in SECTIONS 1.3(A),
B) AND (C), and representations by USPI with respect to the matters addressed in SECTIONS 1.4(A), (B), (C) AND (D)), all of which must be acceptable to both parties in their reasonable discretion. All HDT Co-Investments shall be made by wire transfer to USPI of immediately available funds in dollars based upon the Exchange Rate actually achieved by USPI in consummating the corresponding Qualified Investment.

      3.2. LOANS TO FINANCE HDT INVESTMENTS.

         (a) On the date hereof, USPI shall make a recourse loan to HDT in the amount of $811,093 to pay a portion of the Purchase Price pursuant to SECTION
1.1 hereof. Such loan shall be made pursuant to a Promissory Note substantially in the form of EXHIBIT B attached hereto.

         (b) In connection with each HDT Co-Investment, USPI shall make a recourse loan to HDT in order to finance a portion of such HDT Co-Investment. If the HDT Co-Investment is less than or equal to 5.0% of the Qualified Investment, then such loan shall be in the amount of up to 90% of the HDT Co-Investment. If the HDT Co-Investment is greater than 5.0% (up to the

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maximum of 8.0% of the Qualified Investment), then the loan shall be in a principal amount of up to the sum of (i) 90% of the amount of HDT Co-Investment up to 5.0%, and (ii) 75% of the HDT Co-Investment greater than 5.0%. Each such loan shall be made pursuant to a Promissory Note substantially in the form of EXHIBIT B attached hereto.

         (c) All such loans made pursuant to paragraphs (a) and (b) above shall be guaranteed by the shareholders of HDT pursuant to Guaranty Agreements substantially in the form of EXHIBIT C attached hereto, and secured by a pledge of the USPI-B Stock pursuant to the Pledge Agreement substantially in the form of EXHIBIT D attached hereto.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

      4.1. INITIAL TRANSFER RESTRICTION. From and after the date hereof until June 1, 2002, HDT shall not sell, transfer or otherwise dispose of any shares of USPI-B Stock or USPE Shares (if the USPI B-Stock has been converted into USPE Shares), except (i) upon conversion in accordance with the provisions of the Certificate, (ii) pursuant to buy backs in accordance with ARTICLE V, or (iii) with the prior written consent of USPI, which consent may be withheld in USPI's sole and absolute discretion.

      4.2. RIGHT OF FIRST REFUSAL. After June 1, 2002, HDT may sell for cash all or any portion of the USPI-B Stock or USPE Shares (if the USPI B-Stock has been converted into USPE Shares) that it then holds pursuant to a bona fide offer from an unrelated third party, subject to HDT's compliance with the following provisions (provided that this SECTION 4.2 shall not apply to conversion of such USPI-B Stock in accordance with the provisions of the Certificate or buy backs in accordance with ARTICLE V);

         (a) HDT shall promptly deliver a notice of intention to sell (the "Sale Notice") to USPI setting forth in reasonable detail the USPI-B Stock or USPE Shares to be sold (the "Subject Securities"), attaching a photocopy of the bona fide offer extended by the potential purchaser, which must be binding, and indicating the price and the remaining conditions of the offer, the name of the potential purchaser, as well as its ultimate controlling shareholder (to HDT's knowledge).

         (b) Upon receipt of such Sale Notice, USPI shall have the first right and option to elect to purchase at the price and on the terms stated in the Sale Notice, all or part of the Subject Securities. In the event USPI shall elect to purchase all or part of the Subject Securities, USPI shall so notify HDT in writing (the "Election Notice") within 30 days after receipt by USPI of the Sale Notice (the "Option Period").

         (c) Upon receipt of the Election Notice, HDT shall sell to USPI the Subject Securities subject to such Election Notice at a price and on the terms stated in the Sale Notice. The closing of such sale shall take place at the offices of USPI no later than 30 days following the expiration of the

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Option Period (or upon the expiration of such longer period required by law), or at such other place or earlier date as may be mutually agreed by USPI and HDT.
At such closing, HDT shall deliver a certificate or certificates for the Subject Securities to be sold, accompanied by stock powers duly authorized in blank, against receipt of the purchase price therefor by wire transfer of immediately available funds.

         (d) Any Subject Securities not sold pursuant to the provisions of this
SECTION 4.2 may be sold to the person identified in the related Sale Notice for a period of 90 days following the expiration of the Option Period upon the terms and conditions set forth in the Sale Notice. Any Subject Securities not sold to such person on such terms during such 90-day period shall again be subject to the restrictions contained in this SECTION 4.2.

      4.3. RESTRICTIVE LEGEND. Each certificate representing USPI-B Stock or USPE Shares shall conspicuously bear the following legend until such time as the USPI-B Stock or USPE Shares, as the case may be, represented thereby are no longer subject to the provisions hereof

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE RIGHTS OF THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 26, 2000, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE ISSUER.

                                    ARTICLE V

                                 BUY BACK RIGHTS

      If at any time prior to the occurrence of a Triggering Event (i) any shareholder of HDT who provides services to USPE pursuant to a management contract between HDT and USPE shall cease to provide services to USPE due to either the shareholder's voluntary termination of employment or such person's dismissal declared for just cause in accordance with Article 54 of the Spanish Workers Statute, and if USPI and HDT do not agree on a replacement who shall become a shareholder of HDT within 60 days after such discontinuation of services, or (ii) any of HDT's capital shares shall ultimately be owned by a person or entity other than a current shareholder of HDT or someone providing services to USPE under a management contract (whether by judicial or administrative executory proceeding, realization of a right of pledge or otherwise), then, and in each such case, USPI shall have an option to purchase that number of the shares of USPI-B Stock held

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by HDT determined in accordance with the formula B-1 set forth in APPENDIX B at a purchase price equal (on an "as converted" basis, as if USPI B-Stock was converted into USPI Common Stock) to the weighted average share price on the most recent $1,000,000 of capital raised through the sale of shares of USPI Common Stock (including USPI A-Stock or USPI B-Stock, but excluding USPI B-Stock issued pursuant to SECTION 1.1) to third parties (provided there has been $1,000,000 of sales of such common stock within the 12-month period preceding the date of exercise of the option). If there has not been $1,000,000 of sales of such common stock within the 12-month period preceding the date of the exercise of the option, then the most recent $1,000,000 of sales shall be used to determine the purchase price, unless either USPI or HDT objects to using the most recent sales, then USPI and HDT shall jointly select a third party appraiser to determine the fair market value exercise price for the USPI B-Stock. USPI shall notify HDT of its election to exercise the option within 90 days after USPI receives notice of such discontinuation of services or transfer of ownership, and USPI shall consummate the option exercise within 30 days after providing notification to HDT. Notwithstanding the foregoing, USPI shall not have the option to purchase up to 20% of the outstanding USPI B-Stock which would otherwise be subject to the option hereinabove provided if the other shareholders of HDT who provide services to USPE pursuant to a management contract acquire the underlying shares of HDT which give rise to the repurchase option.

                                   ARTICLE VI

                                  EXIT PAYMENT

      6.1. EXIT PAYMENT. (a) Subject to the provisions of SECTION 6.1(B), an IPO of either USPE or USPI has not occurred prior to the termination hereof, USPE shall pay HDT an exit payment (the "Exit Payment") calculated in accordance with
SECTION 6.2 upon the occurrence of a Triggering Event at USPE (other than an IPO).

         (b) If (i) HDT has converted its USPI B-Stock into USPE Shares prior to the occurrence of an IPO of either USPE or USPI, and (ii) an IPO of USPE has not occurred prior to the termination hereof, USPE shall pay HDT the Exit Payment calculated in accordance with SECTION 6.2 upon the occurrence of a Triggering Event at USPE (other than an IPO at USPE).

      6.2. CALCULATION OF EXIT PAYMENT.

         (a) If the total investment in USPE Shares made by USPI and HDT both prior to and after the date of this Agreement (the "Total Investment") is equal to or exceeds $100 million, the Exit Payment shall be calculated according to the following table, as modified by subsection (c) below:

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-------------------------------------------------------------------------------
                USPE'S                               EXIT PAYMENT
              ANNUAL IRR                             ($ million)
-------------------------------------------------------------------------------
                 <20%                                     0
-------------------------------------------------------------------------------
                20-30%                                    2
-------------------------------------------------------------------------------
                30-40%                                    4
-------------------------------------------------------------------------------
                40-50%                                    6
-------------------------------------------------------------------------------
                50-55%                                    8
-------------------------------------------------------------------------------
                 >55%                                10 (maximum)
-------------------------------------------------------------------------------

         (b) If the Total Investment is less than $100 million, the Exit Payment shall be calculated according to the table set forth above but such amount shall be proportionately reduced by the ratio of the Total Investment to $100 million, and thereafter reduced as specified in subsection (c) below.

         (c) The total amount of the Exit Payment to be paid will be the amount resulting from subsection (a) or (b) above, as appropriate, minus an amount calculated as follows: (1) $1,760,811 plus (2) with respect to each Qualified Investment, the amount of such Qualified Investment multiplied by a percentage equal to 7%.

                                   ARTICLE VII

                            PROVISIONS REGARDING HDT

      7.1. HDT SHAREHOLDERS AGREEMENT. HDT shall cause all of its present and future shareholders (the "HDT Shareholders") to enter into and be bound by a shareholders agreement (the "HDT Shareholders Agreement") reasonably acceptable to USPI which limits transfers of HDT's capital shares. The provisions of the HDT Shareholders Agreement dealing with transfers of HDT's capital shares may not be amended without USPI's written consent, which shall not be unreasonably withheld.

      7.2. HDT CHANGE OF CONTROL. If an HDT Change of Control shall occur, (i) HDT's rights under SECTION 3.1 shall immediately terminate, (ii) the obligations of USPI and USPE under SECTION 2.1 shall immediately terminate, and (iii) any investments made by USPI in USPE after the date of such HDT Change of Control
(A) shall not constitute Qualified Investments and (B) may be made on such terms and conditions, including purchase price, as USPI and USPE shall determine.

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                                  ARTICLE VIII

                           SALE OF USPE SHARES BY USPI

      If at any time USPI intends to transfer, sell or dispose in any way of its investment in USPE to an Unrelated Third Party in such a way as to cause a Triggering Event at USPE, HDT shall have the right to sell all or part of the USPE Shares that HDT would receive (or, as of such date, has received) upon conversion of the USPI-B Stock pursuant to the provisions of the Certificate in the economic conditions stated in the final sentence of this paragraph, in which case USPI shall not proceed with the sale of its USPE Shares until and unless the potential purchaser of its USPE Shares has effectively extended a binding offer to HDT, as well, under the same terms and conditions as those offered to USPI. To this effect, when HDT receives a notification in which it is informed of USPI's intention to sell, transfer or dispose in any other way of its investment in USPE to an Unrelated Third Party, HDT shall communicate its intention of selling the USPE Shares it would receive upon conversion to the acquiror within a maximum period of 15 days after such notification. The price per share at which HDT shall exercise its right to sell USPE Shares will be the price per share offered by the buyer to USPI, and payment and other conditions shall be the same as those offered to USPI.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1. TERMINATION. This Agreement shall terminate upon the earlier to occur of (i) (A) if HDT has not converted its shares of USPI B-Stock into USPE Shares as of the time a USPI or USPE Triggering Event occurs, at the time of the occurrence of a USPI or USPE Triggering Event, or (B) if HDT has converted its shares of USPI B-Stock into USPE Shares prior to the time a USPI or USPE Triggering Event occurs, at the time of the occurrence of a USPE Triggering Event, or (ii) the mutual agreement of the Parties.

      9.2 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

      9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement, including, without limitation, that certain Shareholders Agreement, dated June 1, 1998, between USPI and HDT.

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      9.4 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE KINGDOM OF SPAIN REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER CONFLICTS OR CHOICE OF LAW PRINCIPLES.

      9.5 NO ASSIGNMENT. No Party may assign its benefits or delegate its duties under this Agreement without the prior written consent of the other Parties. Any attempted assignment or delegation without such prior written consent shall be void.

      9.6 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

      9.7 NOTICES. Unless otherwise provided elsewhere in this Agreement, all claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual delivery when transmitted by hand delivery,
(b) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, or (c) two business days following actual transmittal when transmitted by an internationally recognized courier (such as UPS or FedEx); in each case when transmitted to a Party at its address or location set forth below (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

USPI:           United Surgical Partners International, Inc.
                17103 Preston Road, Suite 200
                Dallas, Texas 75248
                Attention: Donald E. Steen
                Facsimile: (972) 713-3550

Copy to:        Greenebaum Doll & McDonald PLLC
                700 Two American Center
                3102 West End Avenue
                Nashville, Tennessee 37203
                Attention: Stephen T. Braun, Esq.
                Facsimile: (615) 760-7300

USPE:           United Surgical Partners Europe, S.L.
                c/o United Surgical Partners International, Inc.
                17103 Preston Road, Suite 200
                Dallas, Texas 75248
                Attention: Donald E. Steen
                Facsimile: (972) 713 3550

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HDT:            Health Dream Team, S.C.
                Paseo de la Castellana, numero 40 bis, 4a planta
                28046 Madrid, Spain
                Attention: Gabriel Masfurroll
                Facsimile: 341 91 577 3385

      9.8 REPRESENTATION BY LEGAL COUNSEL. Each Party is a sophisticated person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

      9.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

      9.10 SUCCESSORS. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and permitted successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law, or otherwise, if such assignment or other transfer is not otherwise permitted under this Agreement.

      9.11 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

      9.12 WAIVER. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

      9.13 LANGUAGE. This Agreement has been signed in both English and Spanish language versions. Both versions are valid, but in the event of any inconsistency or ambiguity, the English version shall prevail.

      9.14 EUROPEAN HOLDING COMPANY. The Parties acknowledge that USPI may choose to create an intermediate holding company that would be a wholly-owned subsidiary of USPI and the holder of some or all of USPI's investments in USPE ("EuroHoldCo"). If USPI determines to create EuroHoldCo, the Parties agree to execute and deliver such further agreements and instruments, including, without limitation, amendments to this Agreement, as are necessary and appropriate in order to permit the creation of EuroHoldCo, and, at the option of USPI, the transfer of some or all

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of USPI's investment in USPE to EuroHoldCo, while preserving in substance the relative rights and benefits (including tax consequences) of the Parties provided for in this Agreement. Without limiting the generality of the foregoing, the Parties contemplate that the creation of EuroHoldCo would require an amendment and restatement of this Agreement addressing, among other items, the following issues: (i) the modification of SECTIONS 2.1 AND 2.2 to provide for investments by EuroholdCo in USPE, (ii) the modification of the definition of the term "Triggering Event" to include events occurring at or with respect to EuroHoldCo, (iii) the creation of a definition of the "EuroHoldCo Conversion Ratio", which would be similar in structure to the USPI Conversion Ratio, and
(iv) the inclusion of an IPO at EuroHoldCo in the first clause of SECTION 6.1.

      9.15 JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Spanish pesetas or U.S. dollars is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency hereunder (the "Original Currency") shall not be discharged by an amount paid in another currency ("Other Currency"), whether pursuant to any judgment expressed in or converted into the Other Currency or otherwise except to the extent that such tender or recovery results in the effective receipt by the payee of the full amount of the Original Currency payable to it under this Agreement.

      9.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation at any time made by or on behalf of any Party hereto.

      9.17 USPE OBLIGATIONS. Upon completion of the transaction contemplated by
SECTION 1.1 hereof, USPE shall become a wholly-owned subsidiary of USPI. USPI has the legal capacity to cause, and it shall cause, USPE to meet all of its obligations under this Agreement. With respect to USPE Shares issuable upon conversion of the USPI B-Stock, USPI undertakes to transfer the applicable number of USPI's USPE Shares to the holder of such converted USPI B-Stock or, alternatively, to pass or cause to be passed a shareholders' resolution at USPE in order to agree to a share capital increase in USPE to provide the applicable number of USPE Shares which shall be subscribed by the holder of the converted USPI B-Stock by means of a contribution in kind of such holder's converted USPI B-Stock.

      9.18 TAX RESTRUCTURING. In the event HDT elects to convert the USPI B-Stock into USPE Shares, then the Parties agree to consider structuring the conversion as a redemption of HDT's USPI B-Stock in exchange for a market rate promissory note of USPI. The USPI promissory note would be exchanged by HDT for the USPE Shares. The foregoing transactions must be structured in such a manner as to preserve in substance the relative rights and benefits (including tax consequences) of the Parties provided for in this Agreement.

                                                          SIGNATURE PAGE FOLLOWS

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      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                           HEALTH DREAM TEAM, S.C.

                                           By: /s/ GABRIEL MASFURROLL
                                           Name:   GABRIEL MASFURROLL
                                           Title:  CHAIRMAN

                                           UNITED SURGICAL PARTNERS
                                           INTERNATIONAL, INC.

                                           By: /s/ DONALD E. STEEN
                                           Name:   DONALD E. STEEN
                                           Title:  CHAIRMAN

                                           UNITED SURGICAL PARTNERS
                                           EUROPE, S.L.

                                           By:/s/ GABRIEL MASFURROLL
                                           Name:  GABRIEL MASFURROLL
                                           Title: CEO

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